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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
Form S-8 (File No. 333-      ) and related Prospectus of WellPoint Health
Networks Inc. for the registration of shares of its common stock of our report dated February 5, 1999, with respect to the consolidated financial statements of Cerulean Companies, Inc. included in Amendment No. 5 to the Registration Statement (Form S-4 No. 333-64955) filed with the Securities and Exchange Commission.

                                       /s/ ERNST & YOUNG LLP

                                       ERNST & YOUNG LLP

Atlanta, Georgia
June 22, 1999